SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report for Event Occurring December 10, 2001

of

ALLIED HOLDINGS, INC.

a Georgia Corporation
IRS Employer Identification No. 58-0360550
SEC File Number 0-22276

160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
(404) 370-1100

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
Signature
Exhibit Index
Agreement dated November 19, 2001
Press Release

Item 2. Acquisition or Disposition of Assets

     On December 10, 2001, pursuant to the terms of an Agreement (the “Agreement”) dated November 19, 2001 between Allied Holdings, Inc. (the “Company”) and AutoLogic Holdings plc (“AutoLogic”), the Company completed the sale of its interest in the United Kingdom joint venture established in April 1999 and held by the Company’s subsidiary, Axis International, Inc. (“Axis”), to AutoLogic for approximately US$20.5 million in cash. The Agreement provided for the sale by the Company of the following interests held by Axis: (i) 50% interest in Autocar Logistics Limited, a company registered in England and Wales, (ii) 50% interest in Ansa Logistics Limited, a company registered in England and Wales, and (iii) 32% interest in Vehicle Logistics Corporation BV, a company registered in the Netherlands.

     The terms of the disposition of the United Kingdom joint venture are more fully described in the Agreement filed as an exhibit to this Form 8-K.

     The terms of the transaction and the consideration received by the Company were a result of arm’s length negotiations between representatives of the Company and AutoLogic. Prior to the completion of the transaction, the Company and AutoLogic were joint venture partners in Autocar Logistics Limited, Ansa Logistics Limited and Vehicle Logistics Corporation BV.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (a)  Financial Statements.

None

     (b)  Pro Forma Financial Statements.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 26, 2001.

     (c)  Exhibits.

2.1	Agreement, dated November 19, 2001, between Allied Holdings, Inc. and AutoLogic Holdings plc.

99.1	Press release dated December 11, 2001.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 20, 2001

ALLIED HOLDINGS, INC.

By: /s/ Daniel H. Popky

Name: Daniel H. Popky
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

2.1	Agreement, dated November 19, 2001, between Allied Holdings, Inc. and AutoLogic Holdings plc.

99.1	Press release dated December 11, 2001.